EX-99.h.7

                     AMENDMENT TO TRANSFER AGENCY AGREEMENT
                            JNL VARIABLE FUND III LLC


         AMENDMENT made as of this ____ day of ______________, 2003, by and between JNL Variable Fund III LLC, a Delaware limited liability corporation ("the Variable Fund"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

         WHEREAS, the Fund and JNAM entered into a Transfer Agency Agreement (the "Agreement") dated January 31, 2001; and

         WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds ("Fund") of the the Variable Fund and the owners of record thereof; and

         WHEREAS, in order to reflect a change in sub-adviser, the name of the Fund has been changed.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated ________________, 2003, attached hereto.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                              JNL VARIABLE FUND III LLC


___________________________          By:______________________________
                                        Mark D. Nerud
                                     As Its Vice President, Treasurer and Chief
                                     Financial Officer

ATTEST:                              JACKSON NATIONAL ASSET
                                              MANAGEMENT, LLC

___________________________          By:______________________________
                                        Susan S. Rhee
                                     As Its Assistant Secretary


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                                    EXHIBIT A
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                      JNL/Curian the Dow SM Target 10 Fund